EXHIBIT 10.1

                                                               EXECUTION VERSION

                               AMENDMENT AGREEMENT

                                     between

                            Chaparral Resources, Inc.
                                  (As Borrower)

                                       and

                   Central Asian Petroleum (Guernsey) Limited
                          CLOSED TYPE JSC KARAKUDKMUNAY
                          CENTRAL ASIAN PETROLEUM, INC.
                                 (As Co-Obligor)

                                       and

                         Shell Capital SERVICES Limited
                                  (As Arranger)

                                       and

                         SHELL CAPITAL SERVICES LIMITED
                               (As Facility Agent)

                                       and

                         SHELL CAPITAL SERVICES LIMITED
                                  (As Modeller)

                                       and

               THE BANKS, FINANCIAL INSTITUTIONS AND OTHER PERSONS
                                 (as the Lender)

                                       and

                               SHELL CAPITAL INC.
                               (As Bridge Lender)





                                Dated 31 May 2001



                                  WHITE & CASE
                                  7-11 Moorgate
                                 London EC2R 6HH

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THIS AMENDMENT AGREEMENT (the "Amendment Agreement") is made this 31st of May
2001 between:

          (1) Chaparral Resources, Inc., a company organised and existing under the laws of Delaware, as borrower (the "Borrower");

     (2) Central Asian Petroleum (Guernsey) Limited, a company organised and existing under the laws of Guernsey ("CAP(G)"), CLOSED TYPE JSC KARAKUDUKMUNAY with registration number 2860-1900-AO(EO), a company organised and existing under the laws of The Republic of Kazakhstan ("KKM") and CENTRAL ASIAN PETROLEUM, INC., a company organised and existing under the laws of the state of Delaware ("CAP(D)") (each a "Co-Obligor");

          (3) Shell Capital SERVICES Limited, a company organised and existing under the laws of England in its capacity as the Arranger of the Facilities (the "Arranger");

          (4) SHELL CAPITAL SERVICES LIMITED, a company organised and existing under the laws of England, in its capacity as Facility Agent for the Finance Parties (the "Facility Agent");

          (5) SHELL CAPITAL SERVICES LIMITED, a company organised and existing under the laws of - England, in its capacity as the Modeller for the Facilities (the "Modeller");

          (6) THE BANKS, FINANCIAL INSTITUTIONS AND OTHER PERSONS listed in Parts I and II of the First Schedule (Commitments) of the Loan Agreement as lenders (each a "Lender" and, collectively, the "Lenders"); and

          (7) SHELL CAPITAL INC., a company organised and existing under the laws of Delaware, United States, in its capacity as bridge lender under the Bridge Facility (the "Bridge Lender").

RECITALS:

     (A) The Borrower, the Co-Obligors, Shell Capital Services Limited and Shell Capital Limited entered into a US$24,000,000 loan agreement dated 1 November 1999 (as amended by a supplemental agreement dated 10th February, 2000 and as further amended, restated and/or supplemented, from time to time, the "Loan Agreement").

     (B) Shell Capital Limited affected a transfer of all of its rights, title and interests in and to the Loan as a Lender to Shell Capital Inc. effective on 9 May 2001 in accordance with the terms of Clause 27 (Assignments and Transfers) of the Loan Agreement.

     (C) The Bridge Lender desires to become a party to the Loan Agreement as Bridge Lender and as a Finance Party for the purposes of making an uncommitted short-term bridge loan facility available to the Borrower in an aggregate amount of $8,000,000 and each party to the Loan Agreement agrees to the accession by the Bridge Lender on the terms and subject to the conditions hereof.

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     (D) The parties hereto have agreed to amend the Loan Agreement in the manner set forth in this Amendment Agreement.

IT IS HEREBY AGREED as follows:

1.   INTERPRETATION

Words and expressions used but not expressly defined herein and which are defined in the Loan Agreement (including by reference to another document if not expressly referred to therein) shall have the same meanings in this Amendment Agreement.

2.   AMENDMENTS

The parties hereto hereby agree that with immediate effect from the execution of this Amendment Agreement the Loan Agreement shall be amended as set out in the Schedule to this Amendment Agreement.

3.   REPRESENTATIONS

The Borrower and each Co-Obligor make the representations set out in Clause 11.1 (Status and Due Authority), Clause 11.2 (Capacity) and Clause 11.3 (Validity and Enforceability) of the Loan Agreement as if each reference therein to "this Agreement" includes a reference to this Amendment Agreement.

4.   CONTINUING OBLIGATIONS

The provisions of the Loan Agreement shall, save as amended hereby, continue in full force and effect.

5.   COUNTERPARTS

This Amendment Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

6.   MISCELLANEOUS

6.1. Amendment Binding

     Each of the Obligors hereby agrees to amend and supplement the Loan Agreement as contemplated by this Amendment Agreement and confirms that any guarantee given by it under Clause 19 of the Loan Agreement and any security interest created by it under or pursuant to any Security Document to which it is a party shall be binding on it and shall continue in full force and effect and shall apply to all liabilities under the Finance Documents as amended and supplemented by this Amendment Agreement.

6.2. Bridge Lender Accession

     The Bridge Lender requests and each party to the Loan Agreement hereby agrees that with effect from the date of this Amendment Agreement, the Bridge Lender shall accede to and become a party to the Loan Agreement as

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     Bridge Lender and as a Finance Party with such rights, interests and obligations as if it had been an original party to the Loan Agreement as Bridge Lender and as a Finance Party.

6.3. Finance Document

     The Borrower and the Facility Agent hereby agree that this Amendment Agreement is a Finance Document.

6.4. Remedies and Waivers

     No failure to exercise, nor any delay in exercising, on the part of any Finance Party any right or remedy under the Finance Documents shall operate as a waiver thereof, nor shall any single exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. For the avoidance of doubt, the entry into of this Amendment Agreement and the disclosure of any actual or potential breaches or defaults by any of the Obligors referred to hereunder do not constitute any actual or implied waiver of any right or remedy of the Finance Parties under the Finance Documents (including, without limitation, the Lenders' or Facility Agent's rights under Clause 18.31 (Consequences of the Occurrence of an Event of Default) of the Loan Agreement).

6.5. Payment of Proceeds

     The Borrower hereby irrevocably authorises the Facility Agent and the Bridge Lender to apply the proceeds of any Advance made under the Bridge Facility first in satisfaction of the fees referred to in Clause 24.6 (Arrangement Fee) of the Loan Agreement (as amended by this Amendment Agreement) and secondly to credit the balance of such Advance to the CRI Disbursement Account in accordance with Clause 4.4 of the Loan Agreement.

6.6. Additional Loan

     The parties to this Amendment Agreement hereby acknowledge and the Borrower hereby confirms that any Advance made under the Bridge Facility to or to the order of the Borrower shall be deemed to constitute an Advance made to the Borrower and shall be disbursed and applied in accordance with Clause 2.2(c) (Purpose and Application) of the Loan Agreement (as amended by this Agreement). Any Advance made under the Bridge Facility directly to KKM shall be deemed to have been borrowed by the Borrower and on-lent to CAP(G) under the CRI-CAP(G) Loan Agreement and in turn to KKM under the CAP(G)-KKM Loan Agreement and any such funds will constitute Additional Investments as defined in the CAP(G)-KKM Loan Agreement. For the avoidance of doubt, with respect to any other Advances made under the Bridge Facility being on-lent to CAP-G under the CRI-CAP(G) Loan Agreement and in turn to KKM under the CAP-G-KKM Loan Agreement, such Advances will constitute Additional Investments (as defined therein).

6.7. Undertaking

     The Co-Obligors shall procure and ensure that there is appointed to the board of directors of KKM a representative of the Bridge Lender (as the Bridge Lender shall have nominated for this purpose) such appointment to be made not later than thirty (30) days of the date of this Amendment Agreement. Any failure by the Co-Obligors to comply with the provisions of this Clause 6.7 shall constitute an immediate Event of Default for the purposes of the Loan Agreement.

7.   GOVERNING LAW AND JURISDICTION

This Amendment Agreement shall be governed by and construed in accordance with English law. The provisions of Clause 31.2 (Jurisdiction), Clause 31.3 (Process Agent), Clause 31.4 (Waiver of Immunity), Clause 31.5 (Consent to Enforcement) and Clause 31.6 (Arbitration) of the Loan Agreement shall be incorporated into this Amendment Agreement as if set out in full herein and as if references therein to "this Agreement" are to this Amendment Agreement.

IN WITNESS WHEREOF this Amendment Agreement has been executed by the authorised representatives of the parties hereto on the date first above written.

                                    SCHEDULE

                        Amendments to the Loan Agreement

The following amendments are hereby made to the Loan Agreement:

1. Recital (6) of the Loan Agreement shall be deleted in its entirety and shall be replaced with the following wording:

     "(6) THE LENDERS (as defined below)."

2.   Each of the following additional definitions shall be inserted in Clause
     1.1 of the Loan Agreement after the definition of "Business Day":

     "Bridge Facility" means the term loan facility granted to the Borrower in accordance with Clause 2.1(c) (Grant of the Facilities).

     "Bridge Facility Availability Period" means the period commencing on 31 May 2001 and ending on 31 August 2001.

     "Bridge Facility Capitalised Amount" means an amount equal to 17.25% per annum of the Loan outstanding under the Bridge Facility at the relevant time of determination hereunder.

     "Bridge Facility Margin" means 17.75% per annum.

     "Bridge Facility Maturity Date" means 30 September 2001.

     "Bridge Lender" means Shell Capital Inc. or any bank, financial institution or other person which has become a party hereto as a Lender in relation to the Bridge Facility in accordance with Clause 27 (Assignments and Transfers).

3. The definition of "Facilities" in Clause 1.1 of the Loan Agreement shall be deleted in its entirety and shall be replaced with the following wording:

     "Facilities" means the Senior Facility, the Subordinated Facility and the Bridge Facility.

4. The definition of "Fee Letters" in Clause 1.1 of the Loan Agreement shall be amended in the second line by deleting the words "and Clause 24.5 (Account Bank Fee)" and shall be replaced by the wording "Clause 24.5 (Account Bank Fee) and Clause 24.6 (Arranger Fee)".

5. The following additional definitions shall be inserted in Clause 1.1 of the Loan Agreement:

     "Amendment Agreement" means the amendment agreement dated 31 May 2001 amending the terms of this Agreement between the Borrower, the Co-Obligors, Shell Capital Services Limited and Shell Capital Inc.

     "Bridge Excess Cash Flow" means, with reference to any Bridge Excess Cash Flow Date, an amount equal to the aggregate of the funds standing to the credit of the Charged Accounts on such date less (i) the aggregate of the KKM Permitted Expenses and Additional Permitted Expenses due for payment during the calendar month immediately succeeding such date and permitted pursuant to the applicable Annual Operating Budget or Project Budget, as the case may be and (ii) any interest and other fees due (but not paid) under the Loan Agreement on such date provided that to the extent that any Bridge Excess Cash Flow comprises KKM Gross Revenues, that portion of the Bridge Excess Cash Flow comprising KKM Gross Revenues shall not exceed 59.8% of the KKM Gross Revenues (other than Advances made under the Bridge Facility) received by KKM in the immediately preceding three calendar months.

     "Bridge Excess Cashflow Date" means, in relation to the Bridge Facility, each of 30 June 2001, 31 July 2001, 31 August 2001 and 30 September 2001, provided that if such date is not a Business Day, the Bridge Excess Cashflow Date shall be the immediately preceding Business Day.

     "Lender" means:

     (i) any bank, financial institution or other person listed in Parts I and II of the First Schedule (Commitments) as lenders or any bank, financial institution or other person which has become a party hereto as a Lender in accordance with Clause 27 (Assignments and Transfers); and

     (ii) the Bridge Lender.

6. The definition of "Margin" in Clause 1.1 of the Loan Agreement shall be deleted in its entirety and shall be replaced with the following wording:

     "Margin" means:

     (i) in relation to the Senior Facility and the Subordinated Facility, 17.75% per annum on or prior to the Project Completion Date and 12.75% per annum thereafter; and

     (ii) in relation to the Bridge Facility, the Bridge Facility Margin.

7. The following new paragraph shall be inserted as new Clause 2.1(c) of the Loan Agreement and old Clause 2.1(c) shall be renumbered as Clause 2.1(d) accordingly:

          "(c) The Bridge Lender grants to the Borrower, upon the terms and subject to the conditions of this Agreement, an uncommitted Dollar term loan facility in an aggregate amount not exceeding $8,000,000 (eight million Dollars) (the "Bridge Facility")."

8. The following new paragraph shall be inserted in Clause 2.2 (Purpose and Application) as sub-clause 2.2(c):

          "(c) in respect of the Bridge Facility, in or towards payment of:

               (i) Operating Costs and Capital Expenditure for the purposes of the Project;

               (ii) any interest due and payable under Clause 6.5(c) (Interest due on or prior to the Project Completion) in relation to the Bridge Facility Capitalised Amount."

               (iii) any fees, expenses or other costs due for payment to the Finance Parties under the Finance Documents;

               (iv) any premium due and payable in respect of the Political Risk Policy; and

               (v) CRI Overheads.

9. The following paragraph shall be inserted in Clause 3 (Conditions Precedent) as a new Clause 3.3:

     "3.3 Conditions Precedent to the Bridge Facility

     The obligation of the Bridge Lender to make any amount available in respect of the Bridge Facility under Clause 4.3 (Advances by Lenders) to the Borrower shall be at the sole discretion of the Bridge Lender from time to time and is subject to the further conditions precedent that on both the date of the Notice of Drawdown and the Drawdown Date for each Advance pertaining to the Bridge
Facility:

     (a) the Bridge Lender has received payment of all costs, fees and expenses (including, without limitation, legal fees and expenses and recording taxes and fees) and other compensation due under this Agreement on or before such Drawdown Date;

     (b) all representations, warranties and covenants made by the Obligors in or in connection with the Finance Documents are true and correct with reference to the facts and circumstances then subsisting;

     (c) no Event of Default or Potential Event of Default under the Facilities has occurred and is continuing or might reasonably be expected to result from the making of such Advance other than as set out in a letter from the Borrower dated on or around 31 May 2001 and subject always to Clause 6.4 of the Amendment Agreement;

     (d) the Bridge Lender has received all other information, documents, opinions, certificates, consents and assurances as it may request in connection with the entry into and performance of, and the transactions contemplated by this Agreement and the Bridge Facility;

     (e) if the Bridge Lender reasonably requests, the Bridge Lender has received an additional legal opinion or opinions, in form and substance satisfactory to it, from counsel acceptable to the Bridge Lender, and from counsel for the Obligors, with respect to any matters relating to the Advance;

     (f) no event has occurred and no circumstances have arisen since March 1, 2001 which in the opinion of the Bridge Lender has or could reasonably be expected to have a material and adverse effect on the Project or on the financial or business condition of any Obligor or its Affiliates (including the share capital of any such Obligor), or on the ability of any Obligor or its Affiliates to observe and perform any of its obligations under a Transaction Document;

     (g) no event has occurred and no circumstances have arisen since March 1, 2001 to disrupt or adversely affect the financial or capital markets generally which in the opinion of the Bridge Lender has or could reasonably be expected to have a material and adverse effect on the Project or on the ability of any Obligor or its Affiliates to observe, and perform any of its obligations under a Transaction Document;

     (h) the Bridge Lender has received all documentation evidencing all necessary corporate, governmental and third party approvals in connection with the Bridge Facility, the transactions contemplated by the Bridge Facility and otherwise referred to in this Agreement. Such approvals remain in full force and effect, and all applicable waiting periods have expired without any action being taken by any applicable authority;

     (i) the Bridge Lender has received all agreements relating to the corporate structure of the Borrower and CAP-G (including, without limitation, all organisational documents and corporate approvals), in form and substance satisfactory to the Facility Agent;

     (j) no event has occurred and no circumstances have arisen since March 1, 2001 which in the opinion of the Bridge Lender has, or could reasonably be expected to have a material adverse effect on oil and gas prices or oil and gas basis differentials;

     (k) the Bridge Lender has received and is satisfied with the Project Budget and the then most recently delivered Annual Operating Budget and the Facility Agent is satisfied that in its opinion, the operating plans and procedures for the Project are consistent with good industry standards and regulations;

     (l) the Bridge Lender has received from the Borrower all information, in form and substance satisfactory to it, evidencing the Political Risk Policy and Transportation Risk Insurance Policy;

     (m) the Board of Directors of the Bridge Lender have approved in writing the Bridge Lender's entering into and granting of the Bridge Facility;

     (n) CAP(G) has issued a new class of convertible preferred stock at a nominal price on the terms and subject to the conditions specified in the amended constitutional documents of CAP(G), which amendment shall be in form and substance satisfactory to the Facility Agent (the "Preferred Stock");

     (o) the Bridge Lender has received a certificate from the Borrower specifying in reasonable detail the payment of any indebtedness (including, without limitation, trade indebtedness) in an amount in excess of US$25,000 (or its equivalent in other currencies) which the Borrower ,any of the Borrower's US GAAP Subsidiaries or any other Obligor has failed to pay when due and payable and where such failure continues or has continued for a period of 30 (thirty) days; and

     (p) in relation to the first Advance made available under the Bridge Facility only, a certified copy (certified by an authorised signatory of the Borrower) of the proposed Annual Operating Budget to be submitted or submitted to KKM for approval for the forthcoming fiscal year."

10. (a) In Clause 4.2(a)(i), after the words "last day of the Availability Period;" there shall be inserted the words "and, in relation to the Bridge Facility, the proposed Drawdown Date is a Business Day falling one month or more before the Bridge Facility Maturity Date".

     (b) In Clause 4.2(a)(ii), after the words "the amount of the Advance requested in the Notice of Drawdown is a minimum of $2,000,000..." there shall be inserted the words "(or $250,000, in the case of an Advance made in relation to the Bridge Facility only)". Further in Clause 4.2(a)(iv) there shall be inserted at the end the additional words "and in relation to the Bridge Facility only, that such Advance is required for the purposes describe in Clause 2.2(c)."

     (c) The following paragraph shall be inserted in Clause 4.2 (Completion of Notice of Drawdowns) as a new Clause 4.2(c):

          "(c) The Borrower shall not be entitled to deliver a Notice of Drawdown in respect of the Bridge Facility, if immediately after the making of such proposed Advance there would be more than five (5) Advances outstanding under the Bridge Facility."

11. The words "and Clause 5.6 (Bridge Facility Interest Periods)" shall be inserted in the first sentence of Clause 5.1(Duration) after the words "Clause 5.4 (Consolidation)".

12. The following paragraph shall be inserted in Clause 5 (Interest Periods) as a new Clause 5.6:

     "5.6 Bridge Facility Interest Periods

          Each Interest Period for an Advance under the Bridge Facility shall be of one month's duration (and, if such Interest Period would otherwise extend beyond the next Bridge Excess Cashflow Date, shall be of such duration that it shall end on such Bridge Excess Cashflow Date). Each Interest Period for such an Advance shall commence on the Drawdown Date of the Advance concerned or (as the case may be) on the expiry of the preceding Interest Period relative thereto."

13. The words "in relation to the Senior Facility and the Subordinated Facility" shall be inserted in the second line of Clause 6.3 (Due Dates and Calculations) after the words "interest on the Loan or an Advance...".

14. The following paragraph shall be inserted in Clause 6.5 (Interest due on or prior to the Project Completion Date) as a new Clause 6.5(c):

     "(c) Interest shall accrue from day to day on any Advance made under the Bridge Facility and shall be due and payable by the Borrower to the Facility Agent for the account of the Bridge Lender on the last date of each Interest Period relating to the Bridge Facility, provided that an amount equal to the Bridge Facility Capitalised Amount of the interest accruing on any Advance made under the Bridge Facility under or pursuant to

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     this Clause 6.5(c) will be compounded on each Interest Payment Date and form part of the Loan hereunder, during the period on and from the Interest Payment Date to (and including) the Bridge Facility Maturity Date."

15. The words "outstanding in relation to the Senior Facility and the Subordinated Facility" shall be inserted in the second line of Clause 7.1(a) (Repayment) after the words "account of the Lenders, the Loan...".

16. The following paragraph shall be inserted in Clause 7 (Repayment, Prepayment and Cancellation) as a new Clause 7.1(d):

     "The Borrower shall ensure that all amounts outstanding under the Bridge Facility (including, without limitation, the principal outstanding under the Bridge Facility, the amount of any Bridge Facility Capitalised Amount and all other amounts due in respect of the Bridge Facility) shall be repaid in full on the Bridge Facility Maturity Date."

17. The following paragraph shall be inserted in Clause 7.3 (Voluntary Prepayment) as a new Clause 7.3(d):

     "(d) Notwithstanding the foregoing provisions of this Clause 7.3, Advances made under the Bridge Facility may only be prepaid by the Borrower in accordance with Clause 7.6(d) and the Borrower shall be prohibited from making any prepayments under this Clause 7.3."

18. The words "this Clause 7.6" where they appear in line 1 of Clause 7.6(c) shall be replaced by the words "Clause 7.6(a) and (b) above" .

19. The following paragraph shall be inserted in Clause 7 (Repayment, Prepayment and Cancellation) as a new Clause 7.6(d):

     "(d) (i) If there is any Bridge Excess Cash Flow on a Bridge Excess Cash Flow Date, the Obligors shall procure that an amount equal to such Bridge Excess Cash Flow shall be applied in or towards prepayment of any Advances outstanding under the Bridge Facility (without premium or penalty or payment of any prepayment or cancellation fee) on such Bridge Excess Cash Flow Date.

          (ii) At least four Business Days prior to a Bridge Excess Cash Flow Date, the Borrower shall provide the Facility Agent with notification of its determination of the Bridge Excess Cash Flow to be paid on such Bridge Excess Cash Flow Date together with the data on which the calculation of such Bridge Excess Cash Flow is based."

20.  The following words shall be inserted at the beginning of Clause 11.18(a):

     "Subject to the granting of any Preferred Stock to the Bridge Lender as contemplated under Clause 3.3 (Conditions Precedent to the Bridge Facility),..."

21. The word "and" at the end of Clause 17.17(v) shall be deleted. Further, the comma at the end of Clause 17.17(vi) shall be deleted and replaced with "; and".

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


22. The following new paragraph shall be inserted in Clause 17.17 (Share Capital) as Clause 17.17(vii) and (viii):

     "(vii) the Preferred Stock in CAP-G as contemplated under Clause 3.3 (Conditions Precedent to the Bridge Facility); and

     (viii) the issuance by the Borrower of shares of its capital stock to the extent that the proceeds of any such issue (after deduction of costs and expenses incurred by the Borrower directly as a result of such issuance) are applied exclusively in or towards the payment of the Borrower's obligations under Clause 7 (Repayment, Prepayment and Cancellation)."

23. Clause 18.6(c) is amended to read Clause 18.6(b) and Clause 18.21(a) which begins "The Borrower and CAP(D)..." is amended to read Clause 18.21(b).

24. The following additional Clause 18.17(c) shall be included in Clause 18.17 (Finance Documents):

     "The Bridge Lender has not been entered on the share register of CAP(G) as holder of the Preferred Stock on or before 5 June 2001 and pursuant to which notification has been given to Companies House in Guernsey."

25. The following additional wording shall be included at the end of Clause 21.3(b):

     "provided that so long as any amount is or remains outstanding under the Bridge Facility, the Facility Agent shall, notwithstanding anything to the contrary in this Clause 21.3 or Clause 21.5 (Partial Payments), apply any amount received or recovered by it in respect of the principal of the Loan or in respect of interest accruing on the Loan first in or towards any amount owing to the Bridge Lender under the Bridge Facility."

26. The following new paragraph shall be inserted in Clause 24 (Fees, Costs and Expenses) as new Clause 24.6 and Clauses 24.6 to 24.11 shall be renumbered
     24.7 to 24.12 accordingly:

     "24.6 Arranger Fee

     The Borrower shall pay or cause to be paid to the Bridge Lender a Bridge Facility fee in the amounts and at the times agreed in a separate letter to be agreed by the Bridge Arranger and the Borrower."

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


                    Signature Page to the Amendment Agreement

The Borrower

CHAPARRAL RESOURCES, INC.

By: /s/ Michael B. Young
Name:   Michael B. Young
Title:  Treasurer

By:
Name:
Title:



The Co-Obligors

EXECUTED as a DEED and DELIVERED
by CENTRAL ASIAN PETROLEUM
(GUERNSEY) LIMITED acting by

By: /s/ W. Merwyn Pittman
Name:   W. Merwyn Pittman
Title:  Director

By:
Name:
Title:

CENTRAL ASIAN PETROLEUM, INC.

By: /s/ Michael B. Young
Name:   Michael B. Young
Title:  Treasurer

By:
Name:
Title:

CLOSED TYPE JSC KARAKUDUKMUNAY

By: /s/ Nikolai Klinchev
Name:   Nikolai Klinchev
Title:  General Director

By: /s/ Richard Moore
Name:   Richard Moore
Title:  Financial Director

The Arranger, the Facility Agent and the Modeller

SHELL CAPITAL SERVICES LIMITED

By: /s/ Roderick I. Owen
Name:   Roderick I. Owen
Title:  Finance Manager Europe

By:
Name:
Title:



The Lenders

SHELL CAPITAL INC.

By: /s/ Galen Neill
Name:   Galen Neill
Title:  Vice President

By:
Name:
Title:



The Bridge Lender

SHELL CAPITAL INC.

By: /s/ Galen Neill
Name:   Galen Neill
Title:  Vice President

By:
Name:
Title:


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